EXHIBIT 77D

RiverSource Portfolio Builder Conservative Fund:
As a Board meeting held on July 10-11, 2007, the Board approved a resolution to eliminate the fund's nonfundamental policies regarding deposits on futures; and buying on margin and selling short. The existing nonfundamental policy on illiquid securities was revised to state, no more than 15% of the fund's net assets will be held in securities and other instruments that are illiquid.

RiverSource Portfolio Builder Moderate Conservative Fund:
As a Board meeting held on July 10-11, 2007, the Board approved a resolution to eliminate the fund's nonfundamental policies regarding deposits on futures; and buying on margin and selling short. The existing nonfundamental policy on illiquid securities was revised to state, no more than 15% of the fund's net assets will be held in securities and other instruments that are illiquid.

RiverSource Portfolio Builder Moderate Fund:
As a Board meeting held on July 10-11, 2007, the Board approved a resolution to eliminate the fund's nonfundamental policies regarding deposits on futures; and buying on margin and selling short. The existing nonfundamental policy on illiquid securities was revised to state, no more than 15% of the fund's net assets will be held in securities and other instruments that are illiquid.

RiverSource Portfolio Builder Moderate Aggressive Fund:
As a Board meeting held on July 10-11, 2007, the Board approved a resolution to eliminate the fund's nonfundamental policies regarding deposits on futures; and buying on margin and selling short. The existing nonfundamental policy on illiquid securities was revised to state, no more than 15% of the fund's net assets will be held in securities and other instruments that are illiquid.

RiverSource Portfolio Builder Aggressive Fund:
As a Board meeting held on July 10-11, 2007, the Board approved a resolution to eliminate the fund's nonfundamental policies regarding deposits on futures; and buying on margin and selling short. The existing nonfundamental policy on illiquid securities was revised to state, no more than 15% of the fund's net assets will be held in securities and other instruments that are illiquid.

RiverSource Portfolio Builder Total Equity Fund:
As a Board meeting held on July 10-11, 2007, the Board approved a resolution to eliminate the fund's nonfundamental policies regarding deposits on futures; and buying on margin and selling short. The existing nonfundamental policy on illiquid securities was revised to state, no more than 15% of the fund's net assets will be held in securities and other instruments that are illiquid.

RiverSource S&P 500 Index Fund:
As a Board meeting held on July 10-11, 2007, the Board approved a resolution to eliminate the fund's nonfundamental policies regarding deposits on futures; buying on margin and selling short; and diversification. The existing nonfundamental policy on illiquid securities was revised to state, no more than 15% of the fund's net assets will be held in securities and other instruments that are illiquid.

RiverSource Small Company Index Fund:
As a Board meeting held on July 10-11, 2007, the Board approved a resolution to eliminate the fund's nonfundamental policies regarding deposits on futures; buying on margin and selling short; investments in money market securities; and investing in a company to control or manage it. The existing nonfundamental policy on illiquid securities was revised to state, no more than 15% of the fund's net assets will be held in securities and other instruments that are illiquid.